Exhibit 16

McGladrey & Pullen, L.L.P.

Certified Public Accountants

March 8, 2007

Securities and Exchange Commission

Washington, D.C.  20549

Commissioners:

We have read Frederick County Bancorp, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 8, 2007 and we agree with such statements concerning our Firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP